Filed Pursuant to Rule 424(b)(3)
Registration No. 333-133652
NNN HEALTHCARE/OFFICE REIT, INC.
SUPPLEMENT NO. 3 DATED FEBRUARY 1, 2007
TO THE PROSPECTUS DATED SEPTEMBER 20, 2006
     This document supplements, and should be read in conjunction with, our prospectus dated September 20, 2006, as supplemented by Supplement No. 1 dated November 16, 2006 and Supplement No. 2 dated December 11, 2006, relating to our offering of 221,052,632 shares of common stock. The purpose of this Supplement No. 3 is to disclose:
•	the status of our initial public offering;

•	our recent acquisition of Southpointe Office Parke and Epler Parke I located in Indianapolis, Indiana;

•	our recent acquisition of Crawfordsville Medical Office Park and Athens Surgery Center located in Crawfordsville, Indiana;

•	our proposed acquisition of the Gallery Professional Building in St. Paul, Minnesota;

•	our proposed acquisition of the Lenox Office Park, Building G in Memphis, Tennessee; and

•	an amended subscription agreement.
Status of Our Initial Public Offering
     As of January 8, 2007, excluding shares purchased by our executive officers and directors, our dealer manager and our advisor and its affiliates, we had received and accepted subscriptions in our offering for 200,846 shares of common stock, or $2,004,030, thereby exceeding the minimum offering. Having raised the minimum offering, the offering proceeds were released by the escrow agent to us and are available for the acquisition of properties and the other purposes disclosed in the prospectus. As of January 30, 2007, we had received and accepted subscriptions in our offering for 318,099 shares of common stock, or $3,173,000, including shares sold to our executive officers and directors, our dealer manager and our advisor and its affiliates.
Acquisition of Southpointe Office Parke and Epler Parke I
     On January 22, 2007, we, through our operating partnership, NNN Healthcare/Office REIT Holdings, L.P., acquired all of the membership interests of NNN Southpointe, LLC for a total purchase price of $14,800,000, plus closing costs. NNN Southpointe, LLC has a fee simple ownership of Southpointe Office Parke and Epler Parke I, a portfolio of seven multi-tenant office/medical office buildings located in Indianapolis, Indiana. We acquired the membership interests from NNN South Crawford Member, LLC, a wholly-owned subsidiary of our sponsor, Triple Net Properties, LLC, or Triple Net Properties.
Financing and Fees
     NNN Southpointe, LLC acquired Southpointe Office Parke and Epler Parke I on August 18, 2006 for a purchase price of $14,800,000. In connection with the purchase, NNN Southpointe, LLC entered into a secured loan with LaSalle Bank National Association, or LaSalle, evidenced by a promissory note in the principal amount of $9,146,000. The loan has a ten-year term and bears interest at a fixed-rate of 6.113% per annum. Installments on the note are interest-only during the term of the note, beginning on October 1, 2006. The note provides for a default interest rate of an additional 5.0% per annum and late charges in an amount equal to the lesser of (1) an additional 3.0% of the amount of any overdue payments or (2) the maximum amount permitted by applicable law, in addition to any default interest payments. The loan is secured by the property and performance was guaranteed by Triple Net Properties.

     We financed the purchase price of NNN Southpointe, LLC through the assumption of the $9,146,000 secured note and used approximately $5,115,000 of the proceeds from a $7,500,000 unsecured loan from NNN Realty Advisors, Inc., or NNN Realty Advisors, the parent company of our sponsor, described below. The balance of the purchase price was provided by funds raised through this offering. Since we acquired Southpointe Office Parke and Epler Parke I from a subsidiary of our sponsor, our independent directors engaged an independent appraiser to value the property. A majority of our board of directors, including a majority of our independent directors, have determined that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our sponsor or its appraised value, as determined by the independent appraiser. In connection with the acquisition, we incurred an acquisition fee of $444,000, or 3.0% of the purchase price, to Triple Net Properties Realty, Inc., or Realty.
     In connection with our acquisition of all of the membership interests of NNN Southpointe, LLC, on January 22, 2007, we entered into an unsecured loan with NNN Realty Advisors, evidenced by an unsecured promissory note in the principal amount of $7,500,000. The unsecured note matures on July 22, 2007, bears interest at a fixed rate of 6.86% per annum and requires monthly interest-only payments beginning on February 1, 2007 for the term of the note. The unsecured note provides for a default interest rate in an event of default equal to 8.86% per annum. Because NNN Realty Advisors is the parent company of our sponsor, the unsecured note is deemed a related party loan. The terms of this related party loan and the unsecured note were approved by our board of directors, including the majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.
     Our charter does not permit borrowings that would cause our aggregate borrowings to exceed 300% of our net assets, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. As a result of the acquisition of Southpointe Office Parke and Epler Parke I, our leverage would exceed 300%. In accordance with our charter, a majority of our directors, including a majority of our independent directors, approved our leverage exceeding 300% in connection with the acquisition. The board of directors determined that the excess leverage was justified because it enabled us to purchase the property during the initial stages of our offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations.
Description of the Property
     The buildings in Southpointe Office Parke and Epler Parke I consist of 97,000 square feet of gross leasable area. The buildings are 95% leased with approximately 78% of the leased space occupied by medical tenants. We intend to continue to lease the buildings to medical, retail and office tenants.
     Built between 1990 and 2001, Southpointe Office Parke is comprised of six buildings on 8.471 acres and contains approximately 76,000 square feet of gross leasable area adjacent to Community Hospital South, a 150-bed acute care hospital, which is part of the Community Health Network, a five-hospital system located in Indianapolis, Indiana. Community Hospital South admits approximately 40,000 hospital patients each year and has over 8,800 employees. Approximately 93% of the space at Southpointe Office Parke is leased and approximately 92% of the space leased is occupied by medical tenants, while the remaining space is leased to three small retail tenants. No tenant occupies ten percent or more of the gross leasable area.
     Built in 2002, the Epler Parke I building is situated on 2.76 acres and located approximately three miles from the Southpointe Office Parke buildings. The building contains approximately 21,000 square feet of gross leasable area and is 95% leased to five tenants. Circle Design Group leases approximately 13,000 square feet, or 63% of the space, pursuant to a lease that expires on July 31, 2012. Circle Design is one of the largest consulting engineering firms in Indiana. The rental rate per annum for Circle Design is approximately $243,000, or $18.39 per square foot. Circle Design does not have a renewal option on its lease. The four other tenants are Eric Treadwell, DDS, United Auto Credit Corporation, Brookwood Denture Specialists, Inc. and Phillip Kuntel, each of whom is engaged in the principal business of dentistry, auto finance, dentistry and insurance, respectively. Eric Treadwell, DDS is the only tenant besides Circle Design that occupies more than 10% of the space. He leases approximately 2,000 square feet under a lease that runs until August 31, 2011. Treadwell has one five year renewal option with six months notice. The annual rent through August 2007 is approximately $33,000, when it increases to approximately $34,000 through August 2009. From August 2009 until the end of the lease the annual rent is approximately $35,000.
     Realty will serve as the property manager and will provide services and receive certain fees and expense reimbursements in connection with the operation and management of Southpointe Office Parke and Epler Parke I.
     The general competitive condition to which Southpointe Office Parke and Epler Parke I is subject is that there are at least 20 comparable properties located in the same submarket that might compete with the properties.
     Our management currently has no plans for material renovations or other capital improvements to Southpointe Office Parke and Epler Parke I and believes that the property is suitable for their intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in Southpointe Office Parke and Epler Parke I will be approximately $12.4 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. Real estate taxes payable on the property for 2006 were approximately $174,000 at a rate of 2.270%.
     The following table sets forth the lease expirations of Southpointe Office Parke and Epler Parke I for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross Annual
	No. of Leases	Total Square Feet	Gross Annual Rent	Rent Represented
Year	Expiring	of Expiring Leases	of Expiring Leases	by Expiring Leases
2007	5	14,000	$237,000	16.55%
2008	7	20,000	$302,000	21.07%
2009	4	8,000	$120,000	8.39%
2010	4	13,000	$178,000	12.44%
2011	2	7,000	$103,000	7.17%
2012	3	9,000	$329,000	22.95%
2013	0	0	$0	0%
2014	1	2,000	$31,000	2.19%
2015	1	1,000	$10,000	0.69%
2016	0	0	$0	0%
Acquisition of Crawfordsville Medical Office Park and Athens Surgery Center
     On January 22, 2007, we, through our operating partnership, acquired all of the membership interests of NNN Crawfordsville, LLC for a total purchase price of $6,900,000, plus closing costs. NNN Crawfordsville, LLC has fee simple ownership of Crawfordsville Medical Office Park and Athens Surgery Center, two medical office buildings located on the north side of Crawfordsville, Indiana. We acquired the membership interests from NNN South Crawford Member, LLC, a wholly-owned subsidiary of our sponsor.
Financing and Fees
     NNN Crawfordsville, LLC acquired Crawfordsville Medical Office Park and Athens Surgery Center on September 12, 2006 for a purchase price of $6,900,000. In connection with the purchase, NNN Crawfordsville, LLC entered into a secured loan with LaSalle evidenced by a promissory note in the principal amount of $4,264,000. The note has a ten-year term and bears interest at a fixed-rate of 6.123% per annum. Installments on the note are interest-only for the term of the note, beginning on November 1, 2006. The note is secured by the property and performance was guaranteed by Triple Net Properties.

     We financed the purchase price of NNN Crawfordsville, LLC through the assumption of the $4,262,000 secured note and used approximately $2,385,000 of the proceeds from our $7,500,000 unsecured note from NNN Realty Advisors described above. The balance of the purchase price was provided by funds raised through this offering. Since we acquired Crawfordsville Medical Office Park and Athens Surgery Center from a subsidiary of our sponsor, our independent directors engaged an independent appraiser to value the property. A majority of our board of directors, including a majority of our independent directors, have determined that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our sponsor or its appraised value, as determined by the independent appraiser. In connection with the acquisition, we incurred an acquisition fee of $207,000, or 3.0% of the purchase price, to Realty.
     As mentioned above, our charter does not permit borrowings that would cause our aggregate borrowings to exceed 300% of our net assets, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. As a result of the acquisition of Crawfordsville Medical Office Park and Athens Surgery Center, our leverage would exceed 300%. In accordance with our charter, a majority of our directors, including a majority of our independent directors, approved our leverage exceeding 300% in connection with the acquisition. The board of directors determined that the excess leverage was justified because it enabled us to purchase the property during the initial stages of our offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital.
Description of the Property
     Crawfordsville Medical Office Park and Athens Surgery Center is comprised of two buildings, the St. Claire Medical Pavilion, a one-story medical building, and Athens Surgery Center, a one-story surgery and imaging center. The two buildings consist of approximately 29,000 square feet of gross leasable area on 2.91 acres of land and are 100% leased to St. Vincent Hospital and Health Care, Inc., a member of Ascension Health, the nation’s largest not-for-profit Catholic healthcare system. The master lease has been assigned to the Sisters of St. Francis Health Services, Inc., or St. Francis. We intend to continue to lease the buildings to St. Francis.
     Built in 1998, St. Claire Medical Pavilion consists of approximately 14,000 square feet of gross leasable area on 1.55 acres. A renovation of the building was completed in the spring of 2006. The rental rate per annum for St. Claire Medical Pavilion is approximately $211,000, or $14.60 per square foot, as of December 31, 2006. The single tenant credit lease with St. Francis terminates January 31, 2013, with one five-year renewal option upon 180 days’ notice. St. Vincent Hospital serves as guarantor on the lease.
     Built in 2000, Athens Surgery Center consists of 15,000 square feet of gross leasable area on 1.36 acres and is adjacent to the St. Claire Medical Pavilion. Athens Surgery Center has two outpatient surgical suites with eight pre-operation areas. The rental rate per annum for Athens Surgery Center is approximately $367,000, or $24.47 per square foot, as of December 31, 2006. The single tenant credit lease with St. Francis terminates February 29, 2016, with four five-year renewal options upon 180 days’ notice. St. Vincent Hospital serves as guarantor on the lease.
     Realty will serve as the property manager and will provide services and receive certain fees and expense reimbursements in connection with the leasing, operation and management of Crawfordsville Medical Office Park and Athens Surgery Center.
     The general competitive condition to which Crawfordsville Medical Office Park and Athens Surgery Center is subject is that there are at least six comparable properties located in the same submarket that might compete with the properties.
     Our management currently has no plans for material renovations or other capital improvements to Crawfordsville Medical Office Park and Athens Surgery Center and believes that the properties are suitable for their intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in Crawfordsville Medical Office Park and Athens Surgery Center will be approximately $6.4 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. Real estate taxes payable on the property for 2006 were approximately $69,000 at a rate of 2.527%.

     The average occupancy rate for Crawfordsville Medical Office Park and Athens Surgery Center for the last five years has been 100% in each year. The average effective annual rental rate per square foot for Crawfordsville Medical Office Park and Athens Surgery Center was $18.63 in 2002, $19.08 in 2003, $19.12 in 2004, $19.12 in 2005 and $19.55 in 2006.
Proposed Acquisition of Gallery Professional Building
     On January 17, 2007, our board of directors approved the acquisition of the Gallery Professional Building in downtown St. Paul, Minnesota. The Gallery Professional Building is an eight-story medical building centrally located adjacent to St. Joseph’s Hospital via a skywalk. The property was built in 1979 and contains approximately 100,000 square feet of gross leasable area. The building is currently 69% leased. The principal businesses and professions using the building are healthcare providers.
     Triple Net Properties is expected to purchase the Gallery Professional Building on February 5, 2007 from the Port Authority of St. Paul for a purchase price of $8,800,000, and we anticipate then purchasing the property from our sponsor as soon as we have sufficient proceeds available from this offering to fund the cash portion of the purchase price.
     In connection with the purchase, our sponsor is expected to obtain a $6,000,000 fixed-rate first mortgage from LaSalle. The mortgage will have a ten-year term and will bear interest at a fixed rate of 5.76% per annum. Installments on the mortgage will be interest-only during the first four years of the term. The mortgage will be secured by the property.
     Our purchase price for the transaction will be $8,800,000, plus closing costs. We expect to pay Realty an acquisition fee of $264,000, or 3.0% of the purchase price, in connection with the acquisition.
     A majority of our directors have approved the investment. Since we anticipate acquiring the Gallery Professional Building from our sponsor, our independent directors have engaged an independent appraiser to value the property. A majority of our board of directors, including a majority of our independent directors, have determined that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our sponsor or its appraised value, as determined by the independent appraiser.
Proposed Acquisition of Lenox Office Park, Building G
     On January 17, 2007, our board of directors approved the acquisition from our sponsor of 100% of the membership interests in NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC, which own the Lenox Office Park, Building G, in Memphis, Tennessee. The building is currently 100% leased to Pfizer Inc., one of largest pharmaceutical companies in the world, with a AAA credit rating by Standard & Poor’s. The Lenox Office Park, Building G is a four-story, Class A, single-tenant building located in the Lenox Park office in Memphis, Tennessee, containing approximately 98,000 square feet of gross leasable area.
     NNN Lenox Medical, LLC acquired the Lenox Office Park, Building G on January 2, 2007 for the purchase price of $18,500,000. Two vacant parcels of land were included in the $18,500,000 purchase price. The property is subject to a lease with Pfizer Inc. that expires in January 2010 with an option to extend. In connection with the purchase, NNN Lenox Medical, LLC entered into a secured loan with LaSalle, evidenced by a promissory note in the principal amount of $12,000,000. The note has a ten-year term and bears interest at a fixed rate of 5.882% per annum. Installments on the note are interest-only during the first four years of the term commencing on March 1, 2007. The note is secured by the property and performance is secured by Triple Net Properties.
     The purchase price we will pay in connection with the transaction will be $18,500,000, plus closing costs. We anticipate that we will finance the purchase price in part through the assumption of the $12,000,000 mortgage from LaSalle. A majority of our directors have approved the investment. We expect to pay Realty an acquisition fee of $555,000, or 3.0% of the purchase price, in connection with the acquisition.
     Since we would acquire the Lenox Office Park, Building G from our sponsor, our independent directors have engaged an independent appraiser to value the property. A majority of our board of directors, including a majority of our independent directors, have determined that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our sponsor or its appraised value, as determined by the independent appraiser.
     We anticipate that the closing will occur as soon as we have sufficient proceeds available from this offering to fund the cash portion of the purchase price.
Subscription Agreement
     A revised form of subscription agreement is attached to this supplement. The revised form supersedes and replaces the form included in the prospectus as Appendix B.

APPENDIX B
NNN HEALTHCARE/OFFICE REIT, INC.
SUBSCRIPTION AGREEMENT

To:	NNN Healthcare/ Office REIT, Inc.
7103 South Revere Parkway
Centennial, CO 80112
Ladies and Gentlemen:
      The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (the “Shares”) in NNN Healthcare/ Office REIT, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Full payment for the Shares should be made by check payable to “NNN Healthcare/ Office REIT, Inc.”
      I hereby acknowledge receipt of the prospectus for the offering of the Shares dated September 20, 2006, as supplemented to date (the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.
      SALE OF SHARES PURSUANT TO THIS SUBSCRIPTION AGREEMENT WILL NOT BE EFFECTIVE UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE AN INVESTOR HAS RECEIVED A FINAL PROSPECTUS AND UNTIL THE INVESTOR HAS RECEIVED A CONFIRMATION OF PURCHASE.
      Prospective investors are hereby advised of the following:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Amended and Restated Articles of Incorporation and the Bylaws of the Company and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Shares.

STANDARD REGISTRATION REQUIREMENTS
      The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.
TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED
      (1) INDIVIDUAL: One signature required.
      (2) JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: Each joint tenant must sign.
      (3) TENANTS IN COMMON: All tenant in common must sign.
      (4) COMMUNITY PROPERTY: Only one investor must sign.
      (5) PENSION OR PROFIT SHARING PLANS: The trustee must provide a copy of plan document and sign the Signature Page.
      (6) TRUST: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary. You must provide a copy of the trust agreement.
      (7) PARTNERSHIP: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).
      (8) CORPORATION: An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the authorized officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board’s resolution authorizing the investment.
      (9) IRAS, IRA ROLLOVERS OR KEOGHS: Requires signature of investor and authorized signer (e.g., an officer) of the bank, trust company or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment. Please note that the Company and its affiliates do not act as custodian for IRA accounts.
      (10) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA): The person named as the custodian must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

NNN HEALTHCARE/ OFFICE REIT, INC.
a Maryland corporation
NOTICE TO STOCKHOLDER OF ISSUANCE
OF UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law
Shares of Common Stock, $.01 par value per share
      NNN Healthcare/ Office REIT, Inc., a Maryland corporation (the “Company”), is issuing to you, subject to acceptance by the Company, the number of shares of its common stock (the “Shares”) set forth in your subscription agreement with the Company. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Company, and this notice is given to you of certain information relating to the Shares.
      The Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.
      The Shares are subject to restrictions on transfer and ownership for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Company will furnish a full statement about the restrictions on transfer and ownership to a stockholder on request and without charge. Such requests may be directed to the Secretary of the Company at its principal office.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
TO NNN HEALTHCARE/ OFFICE REIT, INC. SUBSCRIPTION AGREEMENT
      Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1.	INVESTMENT

A minimum initial investment of $1,000 (100 Shares) is required. A check for the full purchase price of the Shares subscribed for should be made payable to the order of “NNN Healthcare/ Office REIT, Inc.” Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made.

If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement.

2.	TYPE OF OWNERSHIP

Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3.	REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of all investors. For partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 3, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4.	INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5.	SUITABILITY STANDARDS AND SUBSCRIBER SIGNATURE

Please separately initial each representation made by the investor where indicated. Each investor must sign and date this Section. Certain states have imposed special financial suitability standards for subscribers who purchase Shares. Please note the higher suitability standards described in the Prospectus for residents of Arizona, California, Iowa, Kansas, Maine, Massachusetts, Michigan, Missouri, North Carolina, Ohio and Tennessee. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. NOTE: THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

6.	DISTRIBUTION REINVESTMENT PLAN

By electing to participate in the Distribution Reinvestment Plan, the investor elects to reinvest 100% of cash distributions otherwise payable to the investor in common stock of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement. If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan), please provide the name, account number and address in Section 7.

7.	DISTRIBUTIONS

Select one of the two options. If this section is not completed, distributions will be paid to the registered owner (or custodian, if applicable).

8.	BROKER-DEALER

This Section is to be completed and executed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification.

The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 1-877-888-7348

NNN HEALTHCARE/OFFICE REIT, INC.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL INVESTOR SERVICES 1-877-888-7348, ext. 411
1.              INVESTMENT
Make Investment Check Payable to:
“NNN Healthcare/Office REIT, Inc.”

# of Shares Total $ Invested (# Shares x $10.00 = $ Invested)
☐ INITIAL INVESTMENT ☐ ADDITIONAL INVESTMENT	Minimum initial purchase = 100 Shares or $1,000
2.              TYPE OF OWNERSHIP

☐	Individual (01)	☐	Company or Corporation (08)
☐	Joint Tenants With Right of Survivorship (02)	☐	IRA (09)
☐	Tenants in Common (03)	☐	Keogh (10)
☐	Community Property (04)	☐	Custodian for under the Uniform Gift to Minors
☐	Qualified Pension or Profit Sharing Plan (05)		Act or the Uniform Transfers to Minors Act of the State
☐	Trust (06)		of (11)
☐	Partnership (07)	☐	Other
3.              REGISTRATION NAME AND ADDRESS

3(a)	Please print name(s) in which Shares are to be registered. Include trust, entity or IRA custodian name and account number, if applicable.
    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS    ☐ Other
      Name(s)

Taxpayer Identification Number -

Social Security Number - -
    Street Address
    City                                   State                                   Zip Code
    Home Telephone No. (     )                                 Business Telephone No. (      )
    Birth Date(s)                                             Occupation
    Email Address

3(b)	IRA Custodian:
    Custodian Tax-ID:
    Custodian Address:
    City:                    State:           Zip Code:                       Account #:
Transfer on Death Form: Fill out attached TOD form to effect designation.
      MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN (NNN Healthcare/Office REIT, Inc. and its affiliates do not act as IRA custodians)

Signature of Custodian	Date

4.              INVESTOR NAME AND ADDRESS
    (Complete only if different from registration name and address).
    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS     ☐ Other

Name(s): Taxpayer ID Number -
Social Security Number - -
      Street Address or P.O. Box
      City                                   State                                   Zip Code
      Home Telephone No. (      )                               Business Telephone No. (      )
      Birth Date                                                  Occupation
    Email Address
5.              SUITABILITY STANDARDS AND SUBSCRIBER SIGNATURE

Please indicate below your:
    Occupation:                                       Birth Date:
    Net Worth:                                        Annual Income:
    Investment Objectives:
    Nature of Other Investments:

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant a person a power of attorney to make such a representation on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus.
		Initials	Initials

(b)	I accept and agree to be bound by the terms and conditions of the charter.
		Initials	Initials

(c)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
		Initials	Initials

(d)	I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.
		Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company.

Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.

I understand that I will not be admitted as a shareholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act, and depositing of funds.

I represent that I am not a person with whom dealings by U.S. persons are, unless licensed, prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department’s Office of Foreign Assets Control.
BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
UNDER FEDERAL OR STATE SECURITIES LAWS.

Signature of Investor or Trustee	Signature of Joint Owner, if any

Date	Date

6.              DISTRIBUTION REINVESTMENT PLAN
ENROLLMENT FORM
To Join the Distribution Reinvestment Plan (the “DRIP”):
      Complete this form. Be sure to include your signature in order to indicate your participation in the DRIP.
      I hereby appoint NNN Healthcare/Office REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of common stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the common stock of the Company. I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.
Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date
7.              DISTRIBUTIONS

8(a) For direct deposit to checking account, please complete Direct Deposit Authorization form on page B-10.

8(b) Complete the following section only to direct distributions to an address other than registration address:
       Name (as it appears on depository account)

Account Number (if applicable)
       Street Address
       City                                    State                                      Zip Code

Special Distributions:	☐	Send to registered owner address of record
	☐	Send to distribution address
(Special distributions for IRA account investments will be sent directly to custodian.)

8.              BROKER-DEALER
(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)
Investor Name(s)

The registered representative must sign below to complete the subscription. The registered representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS” and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.
    Broker-Dealer Name                                       Telephone No.
    Broker-Dealer Street Address or P.O. Box
    City                                   State                                   Zip Code
    Registered Representative Name                                          Representative #
    Telephone No.                             Fax No.                             E-Mail Address
    Reg. Rep. Street Address or P.O. Box
    City                                   State                                   Zip Code

I hereby certify that I hold a Series 7 or Series 62 NASD license and am registered in , the State of Sale.

Signature of Registered Representative
    (Required):                                                                  Date:

This Subscription Agreement representing an investment in NNN Healthcare/Office REIT, Inc. for the above referenced investor has been reviewed and approved as complete and correct by the undersigned principal of the above-referenced broker-dealer.
Signature of Broker-Dealer
    (If required by Broker-Dealer):                                                 Date:

Please send completed subscription agreement (with all signatures) with checks made payable to “NNN Healthcare/Office REIT, Inc.,” to:

NNN Healthcare/Office REIT, Inc. 7103 South Revere Parkway Centennial, CO 80112

# Direct Deposit Authorization

**Investor's Name (Mr./Mrs./Ms./Joint):** ____________________

**Investor's SSN or Tax I.D. Number (Required):** ____________________

**Investment Program(s):** ____________________

____________________

**Check One:** ☐ **New Authorization** ☐ **Change of Information**

Bank Name: ____________________

Account Name (if different from investor's name): ____________________

Account Number: ____________________ **(Required)**

**Check One:** ☐ **Checking Account** ☐ **Savings Account**

Routing/ABA Number: ☐☐☐☐☐☐☐☐☐ **(Required, See Example Below)**

Bank Mailing Address: ____________________

____________________

City: ____________ State: ________ Zip Code: ________

Bank Telephone number: ( ______ ) ______ - ________

**PLEASE NOTE: NNN Healthcare/Office REIT, Inc. must be in receipt of this form 30 days prior to declaration of the distribution. This authorization will supersede any previous instructions.**

**Please send Return of Capital to:** ☐ **Account Indicated Above** ☐ **Investor Address of Record**

NNN Healthcare/Office REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until NNN Healthcare/Office REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that NNN Healthcare/Office REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

**Please sign exactly as your account is registered.**

Signature: ____________________ Date: ____________

Joint Signature: ____________________ Date: ____________

E-mail Address: ____________________

**RETURN WITH A VOIDED CHECK *(Required)***

Investor Name
Investor Address
City, State Zip
Check#1002
PAY TO THE
ORDER OF:
EXAMPLE
Location of ABA &
Account Numbers
$
DOLLARS
Investor's Bank
Bank Address
City, State, Zip.
:123456789 :1002 00123456789
< Routing/ABA >
< Account Number >

**Please direct questions regarding this form or your account to Investor Services at 877-888-7348**

Transfer On Death Form (T.O.D.)
PLEASE MAIL THIS FORM TO:
NNN Healthcare/Office REIT, Inc.
7103 South Revere Parkway
Centennial, CO 80112
Fax: 303-705-6171
A.

 INVESTOR INFORMATION

1.	Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement:

_________________________________________________________________

_________________________________________________________________
2. Social Security number(s) of registered owner(s):

_________________________________________________________________

_________________________________________________________________
3. Daytime phone number:
(            )
_________________________________________________________________

4. State of Residence:

_________________________________________________________________

B.

 TRANSFER ON DEATH DESIGNATION

I authorize NNN Healthcare/Office REIT, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.
1. Name of Primary Beneficiary:

______________________________________________________________

2.	Social Security Number OR Tax Identification Number:

_________________________________________________________________
3. Percentage: _______%
1. Name of Primary Beneficiary:

______________________________________________________________

2.	Social Security Number OR Tax Identification Number:

_________________________________________________________________

3. Percentage: _______%
C.

 SIGNATURE

By signing below, I (we) authorize NNN Healthcare/Office REIT, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) NNN Healthcare/Office REIT shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless NNN Healthcare/Office REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that NNN Healthcare/Office REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.
Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. This authorization form is subject to the acceptance of NNN Healthcare/Office REIT, Inc.

X		X

Signature	Date	Signature	Date
TRANSFER ON DEATH INFORMATION

• A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner’s beneficiary(ies) upon death; provided that NNN Healthcare/Office REIT, Inc. receives proof of death and other documentation it deems necessary or appropriate.
• Until the death of the account owner(s), the T.O.D. beneficiary(is) has (have) no present interest in, or authority over, the T.O.D. account.
• A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual’s name or by (2) two or more natural persons as joint tenants with rights of survivorship.
• Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
• A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
• If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent’s estate.
• A minor may not be named as a beneficiary.
• A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
• A T.O.D. designation may be voided at any time by NNN Healthcare/Office REIT, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
• A T.O.D. designation will not be accepted from residents of Louisiana or Texas.